Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$21,161,620
Unrealized Gain (Loss) on Market Value of Futures	(20,636,090)
Dividend Income	9,667
Interest Income	232,430
ETF Transaction Fees	23,000
Total Income (Loss)	$790,627

Expenses
General Partner Management Fees	$222,536
Professional Fees	103,562
Brokerage Commissions	134,005
Non-interested Directors' Fees and Expenses	2,864
Prepaid Insurance Expense	2,042
NYMEX License Fee	5,563
SEC & FINRA Registration Expense	11,658
Total Expenses	$482,230
Net Income (Loss)	$308,397

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/17	$460,705,310
Additions (16,600,000 Shares)	126,514,520
Withdrawals (18,500,000 Shares)	(141,171,257)
Net Income (Loss)	308,397

Net Asset Value End of Month	$446,356,970
Net Asset Value Per Share (58,966,476 Shares)	$7.57

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612